Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the year ended December 31, 2018 of Cascades Inc. of our report dated March 5, 2019, relating to the consolidated financial statements, which appears in the Exhibit incorporated by reference in this Annual Report on Form 40-F.

/s/ PricewaterhouseCoopers LLP1

Montréal, Canada

March 28, 2019

1 CPA auditor, CA, public accountancy permit No. A126402